                   STOCK OPTION, PLEDGE AND SECURITY AGREEMENT

         AGREEMENT, dated as of November 4, 1995, among The Sherwin-Williams Company, an Ohio corporation ("Parent"), SWACQ, Inc., a New York corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary"), and the other parties signatory hereto (each a "Shareholder," and collectively, the "Shareholders").

                              W I T N E S S E T H:

         WHEREAS, Parent, Merger Subsidiary and Pratt & Lambert United, Inc. ("Company"), have simultaneously with the execution of this Agreement entered into an Agreement and Plan of Merger dated as of November 4, 1995 (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which Merger Subsidiary will be merged with and into Company ("Merger"); and

         WHEREAS, in furtherance of the Merger, Parent, through Merger Subsidiary, shall, subject to the terms and conditions in the Merger Agreement, commence a cash tender offer ("Offer") to acquire all of the issued and outstanding Shares (as such term is defined below), including all of the Option Shares (as such term is defined below); and

         WHEREAS, as a condition to its entering into the Merger Agreement, Parent has required that the Shareholders agree, and each Shareholder hereby agrees, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, Parent, Merger Subsidiary and Shareholders hereby agree as follows:

Section 1.       Definitions.  For purposes of this Agreement:

                 (a) "Shares" shall mean the issued and outstanding shares of common stock, par value $.01 per share, of Company, including the associated Common Stock Purchase Rights issued pursuant to the Rights Agreement dated as of January 1, 1989, between Company and Mellon Securities Trust Company, as Rights Agent.

                 (b) "Option Shares" shall mean, with respect to each Shareholder, the Shares specified on Exhibit A and all Shares acquired by such Shareholder in the future prior to the Effective Time (as such term is defined in the Merger Agreement) whether through the exercise of options, warrants or rights, through the conversion of convertible or exchangeable securities or by means of purchase, gift, dividend, distribution or otherwise.

                 (c) "Person" shall mean an individual, a corporation, a joint venture, a limited liability company, a partnership, an association, an unincorporated organization, a group trust or any other entity or organization, including a governmental or political subdivision or any agency or instrumentality thereof.

                 (d) All other capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

Section 2.       Grant of Option.

                 (a) Each Shareholder hereby irrevocably grants to Parent and Merger Subsidiary an exclusive option ("Option") to purchase all Option Shares of such Shareholder at a price of $35.00 per Option Share, net to Seller in cash, subject to any amounts required to be withheld under applicable federal, state, local or foreign income tax laws and regulations, and subject to adjustment under Section 2(d), which Option shall be exercisable by Parent or Merger Subsidiary at any time on or after January 2, 1996. In the event Merger Subsidiary accepts for payment, on or prior to December 31, 1995, all shares validly tendered and not withdrawn in the Offer, either Parent or Merger Subsidiary shall exercise the Options within two business days following January 2, 1996. In the event that the Shareholders are not permitted to tender (or are required to withdraw) their Option Shares pursuant to the provisions of Section 3 of this Agreement, either Parent or Merger Subsidiary shall exercise the Options within two business days following the consummation of the Offer but in any event not earlier than January 1, 1996.

                 (b) To exercise the Option, either Parent or Merger Subsidiary shall send a written notice ("Exercise Notice") to each Shareholder specifying the place and the time (which shall be not less than two business days and not more than four business days after the date of the Exercise Notice) for the closing of the purchase and sale of the Option Shares in accordance with the provisions hereof. The closing of the purchase of the Option Shares ("Closing") shall take place at the places and at the times designated by Parent or Merger Subsidiary in the Exercise Notice.

                 (c) At Closing, each Shareholder shall sell, assign, convey and transfer to Parent or Merger Subsidiary, to the extent not already delivered pursuant to Section 6, and its successors or permitted assigns, each of such Shareholder's Option Shares, free and clear of any and all liens, claims, security interests (other than the security interest granted pursuant to Section 6), encumbrances, options or adverse claims whatsoever, and each Shareholder shall deliver or cause to be delivered to either Parent or Merger Subsidiary a certificate or certificates representing the number of Option Shares to be delivered by such Shareholder at the Closing, duly endorsed, or accompanied by stock powers duly executed in blank, with all required transfer tax stamps affixed thereto; and either Parent or Merger Subsidiary shall deliver to each Shareholder (or the Shareholder's designee) by wire transfer or certified or bank cashier's check or checks, an amount equal to (i) the product of (x) the number of such Shareholder's Option Shares purchased at Closing multiplied by (y) the Offer Price, less (ii) any amounts required to be withheld under applicable federal, state, local or foreign income tax laws and regulations.

                 (d) In the event of any change in Company's capital stock by reason of any stock dividend, stock split, merger, consolidation, recapitalization, combination, conversion, exchange of shares, or dividend (other than the declaration and/or payment of regular quarterly cash dividends in accordance with Company's past dividend policy), or other change in the corporate or capital structure of Company, which would have the effect of diluting or changing Parent's or Merger Subsidiary's rights hereunder, the number and kind of shares or securities subject to the Option and the Offer Price shall be appropriately and equitably adjusted so that (i) Parent or Merger Subsidiary shall receive, at the Closing, the number and class of shares or other securities or property that Parent or Merger Subsidiary would have received and (ii) the Shareholders shall receive, at the Closing, the consideration they would have received in respect of the Option Shares purchasable upon exercise of the Option if the Option had been exercised immediately prior to such event.

Section 3. Tender and Withdrawal of Option Shares. If the Offer is extended to a time on or after 5:00 p.m. New York time on January 5, 1996, each Shareholder shall promptly (and in any event not later than January 3, 1996) and validly tender all of such Shareholder's Option Shares pursuant to the Offer, and shall not thereafter withdraw the tendered Shares, provided, however, that if the Offer Price (as defined in the Merger Agreement) is for any reason increased above $35.00, then each Shareholder hereby agrees that (i) such Shareholder will not tender such Shareholder's Option Shares pursuant to the Offer at any time on or after the date of the first public announcement of such increase in the Offer Price, and (ii) if any of such Shareholder's Option Shares have been tendered into the Offer prior to the date of the first public announcement of such increase in the Offer Price, such Shareholder shall promptly (and in any event not later than three business days after the first public announcement of such increase) properly withdraw all such Option Shares. The obligation of the Shareholders under this Section 3 shall be deemed satisfied, with respect to all Option Shares delivered pursuant to Section 6, by the appointment and grant pursuant to Section 5.

Section 4. Restriction on Transfer, Proxies and Non-Interference. Except as otherwise specifically provided in this Agreement and so long as this Agreement remains in effect, no Shareholder shall, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or otherwise consent to the offer for sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any or all of such Shareholder's Option Shares or any interest therein; (ii) grant any proxies or powers of attorney, deposit any

Option Shares into a voting trust or enter into a voting agreement with respect to any Option Shares; or (iii) vote any Option Shares in favor of a transaction inconsistent with the Merger.

Section 5. Grant of Irrevocable Proxy; Appointment of Attorneys-in-Fact. Each Shareholder hereby irrevocably grants to Parent and its officers, and John
A. Healy and Richard A. Legenza, or any of them (each a "Proxyholder"), each with full power of substitution, a proxy to exercise all voting and other rights with respect to all of such Shareholder's Option Shares, including without limitation, with respect to the Merger and the other matters contemplated by the Merger Agreement. Such proxy shall be considered coupled with an interest in the Option Shares and supported by the pledge of Option Shares provided in this Agreement and is irrevocable. All prior proxies and powers given by each Shareholder with respect to such Shareholder's Option Shares are, without further action, hereby revoked for so long as this Agreement is in effect, and no subsequent proxies or powers may be given, and if given will not be effective. Each Proxyholder will, with respect to the Option Shares, be empowered to exercise all voting and other rights of the Shareholders with respect to the Option Shares as such Proxyholder, in his or its sole discretion, may deem proper at any meeting of the Company's shareholders, by written consent or otherwise. The foregoing proxy may be exercised by any Proxyholder only to the extent consistent with the terms of this Agreement and the Merger Agreement.

         In addition to and without limiting the generality of the foregoing, each Shareholder hereby irrevocably (a) appoints each Proxyholder as such Shareholders' attorneys-in-fact, with an irrevocable instruction to the Proxyholder (i) validly to tender such Shareholder's Option Shares into the Offer if such Shareholder is so required by Section 3 of this Agreement, (ii) properly to withdraw such Shareholder's Option Shares from the Offer if such Shareholder is so required by Section 3 of this Agreement, and (iii) to execute any instrument of transfer and/or other documents and do all such other acts and things as may in the opinion of the Proxyholder be necessary or expedient for the purpose of, or in connection with, tendering or withdrawing such Option Shares into or from the Offer, to the extent required in Section 3; and (b) agrees not to exercise or attempt to exercise any rights pertaining to the Option Shares without the prior consent of Parent.

Section 6. Grant of Pledge and Security Interest. For the purpose of securing the due and prompt performance of all the obligations of such Shareholders under this Agreement, each Shareholder hereby irrevocably grants to Merger Subsidiary a pledge and security interest in such Shareholder's Option Shares, together with all proceeds thereof and dividends thereon. Notwithstanding the provisions of the preceding sentence, unless and until any Shareholder breaches the provisions of, or defaults in the performance of the obligations under, this Agreement, Merger Subsidiary shall not have the right to receive and/or retain any such proceeds and dividends. In order to perfect such security interests, each Shareholder shall deliver to Merger Subsidiary, not later than 5:00 p.m. New York time on the fifth business day following the date of this Agreement, any and all stock certificates evidencing such Shareholder's Option Shares. Parent shall have all the rights and remedies of a secured party provided or permitted under the Uniform Commercial Code.

Section 7. Other Covenants, Representations and Warranties. Each Shareholder hereby represents and warrants to each of Parent and Merger Subsidiary each of the following:

                 (a) Ownership of Option Shares. On the date hereof, such Shareholder is the beneficial owner of the number of Option Shares set forth opposite such Shareholder's name on Exhibit A. On the date hereof, except as otherwise disclosed on Exhibit A, the number of Option Shares set forth opposite such Shareholder's name on Exhibit A constitutes all of the Shares owned by such Shareholder, except for any Shares which (i) such shareholder intends to dispose of by gift to (x) an immediate family member of such Shareholder, (y) a trust substantially all of the beneficiaries of which are immediate family members of such Shareholder, or (z) an organization described in
         Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or
         (ii) are held by such Shareholder in a fiduciary capacity and with respect to which such Shareholder does not have sole dispositive power. Except as set forth on Exhibit A and any encumbrances and/or restrictions identified in the Merger Agreement (none of which will be violated by the transactions contemplated in this Agreement), such Shareholder has the exclusive right to vote or dispose of (or exercise the voting or disposition of) such Shareholder's Option Shares.

                 (b) Power, Binding Agreement. Each Shareholder and each person executing this Agreement on behalf of a Shareholder has the legal capacity, power and authority to enter into and perform all of such Shareholder's obligations under this Agreement and the Merger Agreement. The execution, delivery and performance of this Agreement by such Shareholder or other signatory will not violate any other agreement to which such Shareholder is a party including, but not limited to, any voting agreement, Shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Shareholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Shareholder of the transactions contemplated hereby. If such Shareholder is married and such Shareholder's Option Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Shareholder's spouse, enforceable against such person in accordance with its terms. Each of the Shareholders waives any rights he or she may have under that certain Shareholders' Agreement, dated as of February 25, 1994, to the extent the terms thereof are inconsistent with the provisions of this Agreement, including, without limitation, any notice provisions.

                 (c) No Encumbrances. Except as applicable in connection with the transactions contemplated in this Agreement and any encumbrances and/or restrictions identified in the Merger Agreement or on Exhibit A (none of which will be violated by the transactions contemplated in this Agreement), such Shareholder's Option Shares and the certificates representing such shares are, and at all times during the term hereof will be, free and clear of all liens, claims, security interests, proxies, voting trusts and/or agreements, understandings or arrangements and any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

Section 8. Shareholder Capacity. No person executing this Agreement who is or becomes, during the term hereof, a director of Company makes any agreement or understanding herein in his or her capacity as such director. Each Shareholder signs solely in his or her capacity as the owner of, or the trustee of a trust whose beneficiaries are the owners of, such Shareholder's Option Shares.

Section 9. Indemnification. Subject to the limitations contained in this
Section 9, Parent and Merger Subsidiary shall indemnify, defend and hold harmless each Shareholder against all losses, claims, damages, costs, expenses (including attorney's fees and expenses), liabilities or judgments or amounts that are paid in settlement or in connection with any threatened or actual claim, action, suit, proceeding or investigation (collectively, "Losses") based in whole or in part on, or arising in whole or in part out of, such Shareholder's execution or performance of, or the consummation of the transactions contemplated under, this Agreement. Notwithstanding any provision of the preceding sentence to the contrary, neither Parent nor Merger Subsidiary shall indemnify any Shareholder hereunder for any Losses based in whole or in part on, or arising in whole or in part out of, (i) the breach of such Shareholder's representation, warranty or covenant set forth in this Agreement, other than any challenges to the enforceability of this Agreement based on fiduciary duty arguments, (ii) any willful act which, to the knowledge of such Shareholder, constituted a violation or breach of any statute, rule, regulation, agreement or understanding which applies to such Shareholder or to which such Shareholder is a party, or (iii) fraud by a Shareholder. Promptly upon any Shareholder's receipt of written notice of any claim or the service of a summons or other initial legal process for which indemnification is or could be claimed hereunder, such Shareholder shall given written notice to Parent and shall tender the defense of such claim to Parent. If Parent accepts the tender of defense without a reservation of rights, then Parent shall control all aspects of the defense and shall indemnify Shareholder in accordance with this Section 9, and shall not settle any such claim unless such settlement provides for a full release of such Shareholder from such claim. In the event Parent does not accept the tender of defense without a reservation of rights, then the Shareholders may retain counsel satisfactory to them and Parent, and Parent shall pay all reasonable fees and expenses of such counsel for the Shareholders promptly as statements therefor are received, and Parent will use all reasonable efforts to assist in the defense of any such matter; provided that Parent shall not be liable for any settlement effected without its prior written consent, which consent shall not unreasonably be withheld. The Shareholders as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict which cannot reasonably be resolved on any significant issue between the positions of any two or more Shareholders, in which event, additional counsel may be retained to the extent required by such conflict. Parent agrees that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Shareholders hereunder shall continue in full force and effect for a period of not less than six years from the later of the Closing or the termination hereof; provided, however, that all claims for indemnification hereunder asserted or made within such period shall continue until the resolution of such claims.

Section 10.      Miscellaneous.

                 (a) Term. Except as otherwise expressly provided in this Agreement this Agreement shall remain in effect until the first to occur of (i) the later of (y) June 30, 1996 or (z) five business days following the expiration or termination of the Offer in the event the expiration date of the Offer is extended as a result of an Acquisition Proposal, (ii) the acquisition by Parent, through Merger Subsidiary or otherwise, of all the Option Shares, (iii) the termination of the Merger Agreement pursuant to Section 10.01(iii) thereof due to a material breach of any representation or warranty on the part of Company set forth in the Merger Agreement or (iv) the termination of the Merger Agreement pursuant to Sections 10.01(iv) or 10.01(vi) thereof.

                 (b) Entire Agreement, No Third Party Beneficiaries;
         Schedules. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and is not intended to confer upon any Person other than the parties hereto or thereto any rights or remedies hereunder.

                 (c) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto (by operation of law or otherwise) without the prior written consent of the other parties, provided that Parent may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

                 (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated with respect to any one or more Shareholders, except upon the execution and delivery of a written agreement executed by the relevant parties hereto.

                 (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given except, in the case of mail, three days after being sent) by hand delivery, telegram, telex or confirmed telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any overnight courier, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

         If to a Shareholder:     At such Shareholder's address set forth on
                                  Exhibit A hereto

         with a copy to:          PHILLIPS, LYTLE, HITCHCOCK, BLAINE & HUBER
                                  3400 Marine Midland Center
                                  Buffalo, New York  14203
                                  Attention:  Frederick G. Attea
                                  Telecopy No. (716) 852-6100

         and                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                                  919 Third Avenue
                                  New York, New York  10022
                                  Attention:  Stephen M. Banker
                                  Telecopy No. (212) 735-2000

         If to Parent:            THE SHERWIN-WILLIAMS COMPANY
                                  101 Prospect Avenue, N.W.
                                  Cleveland, Ohio  44115
                                  Attention: Vice President - Corporate Planning
                                             and Development
                                  Telecopy No. (216) 566-2947

         with a copy to:          THE SHERWIN-WILLIAMS COMPANY
                                  101 Prospect Avenue, N.W.
                                  Cleveland, Ohio  44115
                                  Attention:  Vice President, General Counsel
                                              and Secretary
                                  Telecopy No. (216) 566-1708

         or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                 (f) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

                 (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by such party of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore, each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity.

                 (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof, whether at law or in equity, shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                 (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof, whether at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                 (j) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law.

                 (k) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                 (l) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same Agreement.

                 (m) Expenses. Each party shall pay its own expenses incurred in connection with this Agreement.

                 (n) Investment Intent. Merger Subsidiary represents and warrants that it is acquiring the Option Shares for investment purposes only and not with a view to resale or distribution thereof in violation of the Securities Act of 1933, as amended, or the securities laws of any state.

         IN WITNESS WHEREOF, Parent and Merger Subsidiary have caused this Agreement to be executed by their respective officers thereunto duly authorized, and each Shareholder has executed this Agreement, all as of the date first above written.

                                    The Sherwin-Williams Company


                                    By:     /s/ Conway G. Ivy
                                           -------------------------------------
                                            Conway G. Ivy
                                            Vice President - Corporate Planning
                                              and Development

                                    SWACQ, Inc.


                                    By:     /s/ Conway G. Ivy
                                           -------------------------------------
                                            Conway G. Ivy
                                            Vice President



                                    SHAREHOLDER


                                    By:     ____________________________________
                                            Name:

        IN WITNESS WHEREOF, Parent and Merger Subsidiary have caused this Agreement to be executed by their respective officers thereunto duly authorized, and each Shareholder has executed this Agreement, all as of the date first above written.

                                        Parent


                                        By: -------------------------------
                                            Name:
                                            Title:


                                        Merger Subsidiary


                                        By: -------------------------------
                                            Name:
                                            Title:


                                        Marks Group

                                        Edwin Marks
                                        Nancy Marks
                                        Carolyn Marks
                                        Linda Marks
                                        Constance Rubenfein
                                        Marjorie M. Boas
                                        Carol Boas
                                        Mark Claster
                                        Susan Claster
                                        Richard Boas
                                        Elisabeth Boas
                                        Robert Davidoff
                                        David Gruber
                                        Robert Marks
                                        Carl Marks Foundation, Inc.


                                        By: /s/ Mark Claster
-----------------------------               -------------------------------
Wilfred J. Larson                           Name:   Mark Claster
                                            Title:  Attorney-in-Fact


/s/ Robert O. Swados
-----------------------------           -----------------------------------
Robert O. Swados                        Jeffrey L. Kenner


IIIea                                   /s/ Andrew Boas
W60832                                  -----------------------------------
                                        Andrew Boas

        IN WITNESS WHEREOF, Parent and Merger Subsidiary have caused this Agreement to be executed by their respective officers thereunto duly authorized, and each Shareholder has executed this Agreement, all as of the date first above written.


/s/ R.D. Stevens, Jr.   75,117
------------------------------          -------------------------------
Raymond D. Stevens, Jr.                  Frank P. Wilton
                        25,556
                       - 3,000
                      --------
/s/ Aline L. Stevens    22,556
------------------------------          -------------------------------
Aline L. Stevens                        Frank S. Wilton


(see attached)          30,044
------------------------------          -------------------------------
Raymond D. Stevens, III                 Annette P. Wilton


------------------------------          -------------------------------
Larkin E. Stevens                       Lucy P. Wilton


------------------------------          -------------------------------
Courtney S. Price                       Katherine P. Wilton


------------------------------          -------------------------------
Hunter H. Stevens                       Benjamin W. Wilton


------------------------------          R.D. Stevens, Jr. IRA      2,887
George E. Stevens


                                        By  /s/ R.D. Stevens, Jr.
------------------------------             -----------------------------
Jill W. Stevens


------------------------------          Annie E. Stevens Trust
George E. Stevens, Jr.                    No. 2.0.1               23,750


------------------------------
Scott W. Stevens                        By  /s/ R.D. Stevens, Jr.
                                           -----------------------------
                                                     Trustee

------------------------------          Annie E. Stevens Trust
John W. Stevens                           No. 3.0.2               42,840


                                        By /s/  R.D. Stevens, Jr.
------------------------------             ----------------------------
Annette S. Wilton                                    Trustee

Annie E. Stevens Trust                          George E. Stevens Trust
     No. 4.0.3                                       No. 3.3.BB           3,924

By                                              By /s/ R.D. Stevens, Jr.
   ------------------------------                  ---------------------------
           Trustee                                        Trustee

Annette Wells Stevens Trust                     George E. Stevens Trust
     No. 2.0.4             9,116                     No. 3.4.CC           3,924

By /s/ R.D. Stevens, Jr.                        By /s/ R.D. Stevens
   ------------------------------                  ---------------------------
           Trustee                                         Trustee

Annette Wells Stevens Trust                     Annette Stevens Wilton Trust
     No. 3.0.5            55,818                     No. 4.2.A

By /s/ R.D. Stevens, Jr.                        By
   ------------------------------                  ---------------------------
           Trustee                                        Trustee


Annette Wells Stevens Trust                     Annette Stevens Wilton Trust
     No. 4.0.6                                       No. 4.3.B
By                                              By
   ------------------------------                  ---------------------------
           Trustee                                        Trustee


R.D. Stevens, Jr. Trust                         Annette Stevens Wilton Trust
     No. 2.2.A             1,358                     No. 4.4.C

By /s/ Aline L. Stevens                         By
   ------------------------------                  ---------------------------
           Trustee                                        Trustee


R.D. Stevens, Jr. Trust                         Annette Stevens Wilton Trust
     No. 2.3.B              1,358                     No. 4.5.D

By /s/ Aline L. Stevens                         By
   ------------------------------                  ---------------------------
            Trustee                                       Trustee


R.D. Stevens, Jr. Trust                         Annette Stevens Wilton Trust
     No. 2.4.C              1,358                     No. 4.6.F

By /s/ Aline L. Stevens                         By
   ------------------------------                  ----------------------------
           Trustee                                        Trustee


George E. Stevens Trust                         Annette Wells Stevens Trust
     No. 3.2.AA             3,924                     No. 2.0.W          3,675

By /s/ R.D. Stevens, Jr.                        By /s/ R.D. Stevens, Jr.
   ------------------------------                  ----------------------------
           Trustee                                         Trustee


Annette Wells Stevens Trust
     No. 3.0.W            25,500

By /s/ R.D. Stevens, Jr.
   ------------------------------
              Trustee

Annette Wells Stevens Trust
     No. 2.5.W            10,975

By /s/ R.D. Stevens, Jr.
   ------------------------------
              Trustee

        IN WITNESS WHEREOF, Parent and Merger Subsidiary have caused this Agreement to be executed by their respective officers thereunto duly authorized, and each Shareholder has executed this Agreement, all as of the date first above written.

                                        Parent


                                        By: ---------------------------------
                                            Name:
                                            Title:


                                        Merger Subsidiary


                                        By: ---------------------------------
                                            Name:
                                            Title:


                                        Marks Group

                                        Edwin Marks
                                        Nancy Marks
                                        Carolyn Marks
                                        Linda Marks
                                        Constance Rubenfein
                                        Marjorie M. Boas
                                        Carol Boas
                                        Mark Claster
                                        Susan Claster
                                        Richard Boas
                                        Elisabeth Boas
                                        Robert Davidoff
                                        David Gruber
                                        Robert Marks
                                        Carl Marks Foundation, Inc.


/s/ Wilfred J. Larson                   By: /s/ Mark Claster
---------------------------------           -----------------------------
Wilfred J. Larson                           Name:   Mark Claster
                                            Title:  Attorney-in-Fact


---------------------------------       ---------------------------------
Robert O. Swados                        Jeffrey L. Kenner


                                        /s/ Andrew Boas
                                        ---------------------------------
                                        Andrew Boas

        IN WITNESS WHEREOF, Parent and Merger Subsidiary have caused this Agreement to be executed by their respective officers thereunto duly authorized, and each Shareholder has executed this Agreement, all as of the date first above written.

                                        Parent


                                        By: --------------------------------
                                            Name:
                                            Title:


                                        Merger Subsidiary


                                        By: --------------------------------
                                            Name:
                                            Title:


                                        Marks Group

                                        Edwin Marks
                                        Nancy Marks
                                        Carolyn Marks
                                        Linda Marks
                                        Constance Rubenfein
                                        Marjorie M. Boas
                                        Andrew Boas
                                        Carol Boas
                                        Mark Claster
                                        Susan Claster
                                        Richard Boas
                                        Elizabeth Boas
                                        Robert Davidoff
                                        David Gruber
                                        Robert Marks
                                        Carl Marks Foundation, Inc.


                                        By: --------------------------------
                                            Name:   Mark Claster
                                            Title:  Attorney-in-Fact


                                        /s/ Jeffrey L. Kenner
                                        ------------------------------------
                                        Jeffrey L. Kenner

     IN WITNESS WHEREOF, Parent and Merger Subsidiary have caused this Agreement to be executed by their respective officers thereunto duly authorized, and each Stockholder has executed this Agreement, all as of the date first above written.

The JFK Annuity Trust II                   The Sherwin-Williams Company


By: /s/ Gwen Knapp                          By:
    -------------------------------            ------------------------------
    Gwen Knapp, as trustee                     Name:  Conway G. Ivy
                                               Title: Vice President - Corporate
                                                      Planning & Development

The JFK Annuity Trust III


By: /s/ Gwen Knapp
    -------------------------------
    Gwen Knapp, as trustee
                                           By:
                                               ------------------------------
                                               Name:
The Jules F. Knapp Family Trust No. IV         Title:


By: /s/ Jules Knapp
    -------------------------------
    Jules Knapp, as trustee                The 1995 Martin R. Lewis
                                           GRAT #2

/s/ Jules Knapp
-----------------------------------        By:
Jules Knapp                                    ------------------------------
                                               Trustee

        IN WITNESS WHEREOF, Parent and Merger Subsidiary have caused this Agreement to be executed by their respective officers thereunto duly authorized, and each Stockholder has executed this Agreement, all as of the date first above written.


                                        The Sherwin-Williams Company


                                        By:
                                           ------------------------------
                                           Name: Conway G. Ivy
                                           Title: Vice President - Corporate
                                                  Planning & Development


                                        By:
                                           ------------------------------
                                           Name:
                                           Title:


                                        The 1995 Martin R. Lewis
                                          GRAT #2




                                        By: /s/  Martin R. Lewis, TRUSTEE
                                           -------------------------------
                                           Trustee

                                            /s/       TRUSTEE
                                           -------------------------------
                                           Trustee

        IN WITNESS WHEREOF, Parent and Merger Subsidiary have caused this Agreement to be executed by their respective officers thereunto duly authorized, and each Shareholder has executed this Agreement, all as of the date first above written.

                                        Parent


                                        By:
                                           ---------------------------------
                                            Name:
                                            Title:


                                        Merger Subsidiary


                                        By:
                                           ---------------------------------
                                            Name:
                                            Title:


                                        Marks Group

                                        Edwin Marks
                                        Nancy Marks
                                        Carolyn Marks
                                        Linda Marks
                                        Constance Rubenfein
                                        Marjorie M. Boas
                                        Carol Boas
                                        Mark Claster
                                        Susan Claster
                                        Richard Boas
                                        Elisabeth Boas
                                        Robert Davidoff
                                        David Gruber
                                        Robert Marks
                                        Carl Marks Foundation, Inc.


                                        By: /s/ Mark Claster
                                           -----------------------------
                                            Name:   Mark Claster
                                            Title:  Attorney-in-Fact


                                        ---------------------------------
                                        Jeffrey L. Kenner


IIICa                                   /s/ Andrew Boas
W60832                                  ---------------------------------
                                        Andrew Boas

        IN WITNESS WHEREOF, Parent and Merger Subsidiary have caused this Agreement to be executed by their respective officers thereunto duly authorized, and such Shareholder has executed this Agreement, all as of the date first above written.

                                        Parent

                                        By:
                                           --------------------------------
                                           Name:
                                           Title:


                                        Merger Subsidiary

                                        By:
                                           -------------------------------
                                           Name:
                                           Title:


                                        SHAREHOLDER

                                        By: /s/ Raymond D. Stevens III
                                           -------------------------------
                                           Name:

                                    EXHIBIT A
                                    ---------


NAME AND ADDRESS                                                 SHARES
----------------                                                 ------
JFK Annuity Trust II                                               254,438
JFK Annuity Trust III                                              320,788
Jules F. Knapp Family Trust No. IV                               1,420,023
Jules F. Knapp                                                      73,812
The address for all the above is:                                ---------
        c/o United Coatings, Inc.                                2,069,061
        980 North Michigan Ave., Suite 1120
        Chicago, ILL 60611
        Attention:  Jules F. Knapp

Edwin Marks                                                        116,666
Nancy Marks                                                        133,333
Carolyn Marks                                                      116,666
Linda Marks                                                        116,666
Constance Rubenfein                                                116,666
Marjorie Boas                                                       18,066
Andrew Boas                                                        109,766
Carol Boas                                                          72,216
Mark Claster                                                        60,233
Susan Claster                                                      121,750
Richard Boas                                                       108,750
Robert Davidoff                                                    156,117
David Gruber                                                       125,000
Robert Marks                                                       125,000
Carl Marks Foundation                                               37,000
Elizabeth Boas                                                      72,216
The address for all the above is:                                ---------
        c/o Carl Marks & Co., Inc.                               1,606,111
        135 East 57th Street
        New York, NY 10022
        Attention: Mark Claster

Jeffrey L. Kenner, Kenner & Co., Inc., 437 Madison Ave.            475,000
                   Suite 2001, New York, NY 10022
The 1995 Martin R. Lewis, GRAT #2, c/o Martin R. Lewis,             89,305
                   Williamhouse-Regency, Inc.,                    ---------
                   28 West 23rd St., New York, NY 10010            564,305

R.D. Stevens, Jr.                                                   75,117
R.D. Stevens, Jr. IRA                                                2,887
Aline L. Stevens                                                    22,556
R.D. Stevens, Jr. III                                               30,044
Annie E. Stevens Trust No. 2.0.1                                    23,750
Annie E. Stevens Trust No. 3.0.2                                    42,840
Annette Wells Stevens Trust No. 2.0.4                                9,116
Annette Wells Stevens Trust No. 3.0.5                               55,818
R.D. Stevens, Jr. Trust No. 2.2.A                                    1,358
R.D. Stevens, Jr. Trust No. 2.3.B                                    1,358


NAME AND ADDRESS                                                                SHARES
----------------                                                                ------
R.D. Stevens, Jr. Trust No. 2.4.C                                                 1,358
George E. Stevens Trust No. 3.2.AA                                                3,924
George E. Stevens Trust No. 3.3.BB                                                3,924
George E. Stevens Trust No. 3.4.CC                                                3,924
Annette Wells Stevens Trust No. 2.0.W                                             3,675
Annette Wells Stevens Trust No. 3.0.W                                            25,500
Annette Wells Stevens Trust No. 2.5.W                                            10,975
The address for all the above                                                   -------
 (except R.D. Stevens III) is:                                                  318,124
    c/o Pratt & Lambert United Inc.
    75 Tonawanda Street
    Buffalo, New York 14207
    Attention: R.D. Stevens, Jr.
The address for R.D. Stevens, III is:
    748 Magnolia St., Denver, Co. 80220-6037.

Wilfred J. Larson, c/o Pratt & Lambert United Inc.,                               4,000
75 Tonawanda Street, Buffalo, New York 14207, Attention:
R.D. Stevens, Jr.

Robert O. Swados, Cohen, Swados, Wright, Hanifin,                                 2,050
Bradford & Brett, 70 Niagara Street, Buffalo, NY 14202


Exceptions
----------
        1.  Mr. Davidoff owns a total of 475,000 shares
        2. List does not include shares beneficially owned as a fiduciary of employee benefit plans
        3. The shares held by the Marks family, Boas family, Claster family, Ms. Rubenfein, Mr. Davidoff, Mr. Gruber and the Carl Marks Foundation are subject to a Voting Trust and Power of Attorney.
        4. Does not include shares as to which any such person is a co-trustee.